Exhibit 99.1

MISTER CAR WASH SUCCESSFULLY COMPLETES DEBT REFINANCING

TUCSON, Arizona, April 1, 2024 -- Mister Car Wash (the “Company”) (NYSE: MCW) today announced the completion of a series of related transactions in support of a comprehensive plan to refinance its capital structure. Through these transactions, the Company extended its debt maturities and improved liquidity to support continued Company growth.

Summary of Transactions

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Upsized, Amended & Extended the $901 million Term Loan B to $925 million now due in 2031 and removed a 0.10% credit spread adjustment to the SOFR benchmark for all available interest periods
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Upsized, Amended & Extended the $150 million Revolving Credit Facility to $300 million now due in 2029, and removed a 0.10% credit spread adjustment to the SOFR benchmark for all available interest periods and reduced the cost of borrowings under the facility
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Proceeds of the transaction were used to refinance the existing Mister Car Wash Term Loan B due in 2026 and the existing Mister Car Wash Revolving Credit Facility due in 2026
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The transactions extend Mister Car Wash’s debt maturities and increase available liquidity in line with Company growth

"We are thrilled with the execution and outcome of our recent debt amendment and extension. The transactions were well oversubscribed and priced favorably to our current deals. Both are a testament to Mister’s strong business and reputation in the capital markets. The transaction provides some added flexibility and liquidity to help drive our planned Mister brand expansion and profitable growth,” said Jed Gold, Chief Financial Officer at Mister Car Wash.

The $925 million Term Loan B facility, privately placed with institutional investors, will accrue interest at an annual rate of SOFR+300, subject to a leverage-based pricing grid, and will mature on March 27, 2031.

The $300 million Revolving Credit Facility will mature on March 27, 2029.

The Company will provide more details about the terms and conditions in a Form 8-K filing with the Securities and Exchange Commission (SEC).

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding Mister Car Wash’s expansion efforts and expected growth and financial and operational results for fiscal 2024 are forward-looking statements. Words including “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on management’s current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements, including, but not limited to: our inability to attract new customers, retain existing customers and maintain or grow the number of UWC members, which could adversely affect our business, financial condition and results of operations and rate of growth; our failure to acquire, or open and operate new locations in a timely and cost-effective manner, and enter into new markets or leverage new technologies, may materially and adversely affect our competitive advantage or financial performance; our inability to successfully implement our growth strategies on a timely basis or at all; we are subject to a number of risks and regulations related to credit card and debit card payments we accept; an overall decline in the health of the economy and other factors impacting consumer spending, such as natural disasters and fluctuations in inflation, may affect consumer purchases, reduce demand for our services and materially and adversely affect our business, results of operations and financial condition; inflation, supply chain disruption and other increased operating costs could materially and adversely affect our results of operations; our locations may experience difficulty hiring and retaining qualified personnel, resulting in higher labor costs; we lease or sublease the land and buildings where a number of our locations are situated, which could expose us to possible liabilities and losses; our indebtedness could adversely affect our financial health and competitive position; our business is subject to various laws and regulations and changes in such laws and regulations, or failure to comply with existing or future laws and regulations, may result in litigation, investigation or claims by third parties or employees that could adversely affect our business; our locations are subject to certain environmental laws and regulations; we are subject to data security and privacy risks that could negatively impact our results of operations or reputation; we may be unable to adequately protect, and we may incur significant costs in enforcing or defending, our intellectual property and other proprietary rights; stockholders’ ability to influence corporate matters may be limited because a small number of stockholders beneficially own a substantial amount of our common stock and continue to have substantial control over us; our stock price may be volatile or may decline regardless of our operating performance, resulting in substantial losses for investors purchasing shares of our common stock; and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as such factors may be updated from time to time in its other filings with the SEC accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at www.mistercarwash.com.

Any forward-looking statement that the Company makes in this press release speaks only as of the date hereof. Except as required by law, the Company does not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

About Mister Car Wash® | Inspiring People to Shine®

Headquartered in Tucson, Arizona, Mister Car Wash, Inc. (NYSE: MCW) operates over 450 locations and has the largest car wash subscription program in North America. With a passionate team of professionals, advanced technology, and a commitment to exceptional customer experiences, Mister Car Wash is dedicated to providing a clean, shiny, and dry vehicle every time. The Mister brand is deeply rooted in delivering quality service, fostering friendliness, and demonstrating a genuine commitment to the communities it serves while prioritizing responsible environmental practices and resource management. To learn more visit www.mistercarwash.com.

Contact

John Rouleau

ICR

IR@mistercarwash.com

Source: Mister Car Wash, Inc.